Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-143923, 333-142279, 333-174306, 333-174374 and 333-193616) and Form S-3 (No. 333-189644) of Quanta Services, Inc. of our report dated March 1, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 1, 2017